                                               REGISTRATION NO. 33-_____________

      As filed with the Securities and Exchange Commission on May 2, 1995
________________________________________________________________________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ________________

                              THE OILGEAR COMPANY
             (Exact name of registrant as specified in its charter)

             WISCONSIN                                      39-0514580
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                        Identification No.)

      2300 South 51st Street
          P.O. Box 343924
       Milwaukee, Wisconsin                                 53234-3924
(Address of Principal Executive Offices)                    (ZIP Code)
                               _________________

                   THE OILGEAR COMPANY 1992 STOCK OPTION PLAN
                            (Full title of the plan)
                               _________________

                                                   Copy to:
          THOMAS J. PRICE                      HARRY G. HOLZ, ESQ.
     Vice President of Finance                   Quarles & Brady
      and Corporate Secretary               411 East Wisconsin Avenue
        THE OILGEAR COMPANY                 Milwaukee, Wisconsin 53202
      2300 South 51st Street
          P.O. Box 343924
  Milwaukee, Wisconsin 53234-3924

                    (Name and address of agent for service)

                                 (414) 327-1700
         (Telephone number, including area code, of agent for service)
                               _________________

                        CALCULATION OF REGISTRATION FEE

===========================================================================================
                                                                        PROPOSED
                                                      PROPOSED          MAXIMUM
 TITLE OF SECURITIES                                  MAXIMUM          AGGREGATE          AMOUNT OF
        TO BE                  AMOUNT TO BE        OFFERING PRICE       OFFERING        REGISTRATION
    REGISTERED                 REGISTERED(1)         PER SHARE         PRICE(2)              FEE
    ----------                 -------------         ---------         --------              ---
     Common Stock,
     $1.00 par value          100,000 shares           (2)(3)          $1,265,000           $437
=================================================================================================

(1) The Plan provides for the possible adjustment of the number, price and kind of shares covered by options granted or to be granted in the event of certain capital or other changes affecting the Registrant's Common Stock. This Registration Statement therefore covers, in addition to the above-stated 100,000 shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon (i) the aggregate exercise price for the 72,500 shares underlying the outstanding options granted on December 16, 1992 at $11.00 per share, and (ii) as to the remaining 27,500 shares available, $17.00 per share, which is the average of the high and low sales prices of the Registrant's Common Stock on April 28, 1995, as reported in the NASDAQ National Market System.

(3) The actual offering price will be determined in accordance with the terms of the Plan. However, in no event shall such price be less than 100% of the Fair Market Value of the Registrant's Common Stock on the date on which an option is granted.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by The Oilgear Company (the "Registrant") (Commission File No. 0-822) with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994; and

         (b) The Registrant's Current Report on Form 8-K dated May 2, 1995, including specifically the description of the Registrant's Common Stock in Item 5 thereof, filed for the purpose of updating the description of the Registrant's Common Stock under the 1934 Act (and any amendment or report filed for the purpose of updating such description), which Report supersedes in its entirety the Registrant's Current Report on Form 8-K dated August 19, 1993 filed for the same purpose.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.  See Item 3(b) above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.





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

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

         Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

         Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

         Article V of the Registrant's Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL.

         Directors and officers of the Registrant are covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.





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

ITEM 8.  EXHIBITS.

         See Exhibit Index following Signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Reference is made to the indemnification provisions referred to in Item 6 of this Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on May 2, 1995.

THE OILGEAR COMPANY
(Registrant)

By:  /s/ Thomas J. Price
    ----------------------------------------
     Thomas J. Price
     Vice President - Finance and Secretary
                              __________________

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl L. Gosewehr, Otto F. Klieve and Thomas J. Price, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                              __________________

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*


 /s/ Otto F. Klieve
- --------------------------------------------                        -----------------------------------------------------------
Otto F. Klieve, President                                           Rod LeMense, Director
  and Chief Executive Officer
  (Principal Executive Officer)
  and Director

 /s/ Thomas J. Price                                                /s/ Edward Neuwirth
- --------------------------------------------                        -----------------------------------------------------------
Thomas J. Price, Vice President - Finance                           Edward Neuwirth, Director
  and Secretary
  (Principal Financial Officer and
  Principal Accounting Officer)


 /s/ Carl L. Gosewehr                                                /s/ Randolph W. Carson
- --------------------------------------------                        -----------------------------------------------------------
Carl L. Gosewehr, Chairman of the Board                             Randolph W. Carson, Director

 /s/ Gerhard W. Bahner                                                /s/ Frank L. Schmit
- --------------------------------------------                        -----------------------------------------------------------
Gerhard W. Bahner, Director                                         Frank L. Schmit, Director

 /s/ Roger G. DeLong                                                 /s/ David A. Zuege
- --------------------------------------------                        -----------------------------------------------------------
Roger G. DeLong, Director                                           David A. Zuege, Director

                 *Each of these signatures is affixed as of May 2, 1995.

                              THE OILGEAR COMPANY
                               (THE "REGISTRANT")
                          (COMMISSION FILE NO. 0-822)

                                 EXHIBIT INDEX
                                       TO
                        FORM S-8 REGISTRATION STATEMENT



EXHIBIT                                                INCORPORATED HEREIN                    FILED               SEQUENTIAL
NUMBER           DESCRIPTION                           BY REFERENCE TO                       HEREWITH              PAGE NO.

4.1              Restated Articles of                  Exhibit 3.1 to the
                 Incorporation of                      Registrant's Form 10-K
                 The Oilgear Company                   for the year ended
                 (as adopted March 18, 1969)           December 31, 1994

4.2              Bylaws of The Oilgear Company         Exhibit 3.2 to
                 (as amended and restated by           the Registrant's Form
                 the Board of Directors,               10-K for the year ended
                 effective January 1, 1992, to         December 31, 1991
                 reflect the revised Wisconsin
                 Business Corporation Law)

5                Opinion of Counsel                                                             X

23.1             Consent of KPMG Peat Marwick LLP                                               X

23.2             Consent of Counsel                                                          Contained in
                                                                                             Opinion filed
                                                                                             as Exhibit 5

24               Powers of Attorney                                                       Signature Page
                                                                                             to this
                                                                                         Registration Statement

99               The Oilgear                           Exhibit A to the
                 Company 1992                          Registrant's
                 Stock Option                          1993 Annual
                 Plan                                  Meeting Proxy
                                                       Statement dated
                                                       March 26, 1993





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